NEWS RELEASE
July 20, 2017

FOR IMMEDIATE RELEASE
CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706
GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED JUNE 30, 2017

2nd Quarter 2017 Highlights:

•	Net income of $33.7 million for the current quarter, an increase of $3.2 million, or 11 percent, over the prior year second quarter net income of $30.5 million.

•	Current quarter diluted earnings per share of $0.43, an increase of 8 percent from the prior year second quarter diluted earnings per share of $0.40.

•	Organic loan growth of $176 million, or 12 percent annualized, for the current quarter.

•
Net interest margin of 4.12 percent as a percentage of earning assets, on a tax equivalent basis, a 6 basis point increase over the 4.06 percent net interest margin in the second quarter of the prior year.

•	Dividend declared of $0.21 per share, an increase of $0.01 per share, or 5 percent, over the prior year second quarter. The dividend was the 129th consecutive quarterly dividend.

•	The Company completed the acquisition of TFB Bancorp, Inc., the holding company for The Foothills Bank, a community bank based in Yuma, Arizona with total assets of $386 million.

•
The Company announced the signing of a definitive agreement to acquire Columbine Capital Corp., the holding company for Collegiate Peaks Bank, a community bank in Buena Vista, Colorado with total assets of $466 million.

First Half of 2017 Highlights:

•	Net income of $64.9 million for the first half of 2017, an increase of $5.8 million, or 10 percent, over the first half of 2016 net income of $59.1 million.

•	Diluted earnings per share of $0.84, an increase of 8 percent from the prior year first six months diluted earnings per share of $0.78.

•	Organic loan growth of $369 million, or 13 percent annualized, for the first six months of the current year.

•
Net interest margin of 4.08 percent as a percentage of earning assets, on a tax equivalent basis, a 4 basis point increase over the 4.04 percent net interest margin in the first six months of the prior year.

Financial Highlights

	At or for the Three Months ended			At or for the Six Months ended
(Dollars in thousands, except per share and market data)	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Operating results
Net income	$33,687	31,255	30,451	64,942	59,133
Basic earnings per share	$0.43	0.41	0.40	0.84	0.78
Diluted earnings per share	$0.43	0.41	0.40	0.84	0.78
Dividends declared per share	$0.21	0.21	0.20	0.42	0.40
Market value per share
Closing	$36.61	33.93	26.58	36.61	26.58
High	$36.72	38.03	27.68	38.03	27.68
Low	$32.06	32.47	24.31	32.06	22.19
Selected ratios and other data
Number of common stock shares outstanding	78,001,890	76,619,952	76,171,580	78,001,890	76,171,580
Average outstanding shares - basic	77,546,236	76,572,116	76,170,734	77,061,867	76,148,493
Average outstanding shares - diluted	77,592,325	76,633,283	76,205,069	77,125,677	76,191,655
Return on average assets (annualized)	1.39%	1.35%	1.34%	1.37%	1.31%
Return on average equity (annualized)	11.37%	11.19%	10.99%	11.28%	10.76%
Efficiency ratio	52.89%	55.57%	56.10%	54.17%	56.31%
Dividend payout ratio	48.84%	51.22%	50.00%	50.00%	51.28%
Loan to deposit ratio	81.86%	78.91%	76.92%	81.86%	76.92%
Number of full time equivalent employees	2,265	2,224	2,210	2,265	2,210
Number of locations	145	142	143	145	143
Number of ATMs	165	161	167	165	167

KALISPELL, MONTANA, July 20, 2017 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income of $33.7 million for the current quarter, an increase of $3.2 million, or 11 percent, from the $30.5 million of net income for the prior year second quarter. Diluted earnings per share for the current quarter was $0.43 per share, an increase of $0.03, or 8 percent, from the prior year second quarter diluted earnings per share of $0.40. Included in the current quarter was $867 thousand of acquisition-related expenses. “Our 14 divisions, supported by our senior staff, continue to post impressive operating results. It’s great to see our strong momentum continue,,” said Randy Chesler, President and Chief Executive Officer. “We are very pleased to welcome The Foothills Bank into the Glacier family. We think they are a great addition and we are excited to enter the Arizona market,” Chesler said.

Net income for the six months ended June 30, 2017 was $64.9 million, an increase of $5.8 million, or 10 percent, from the $59.1 million of net income for the first six months of the prior year. Diluted earnings per share for the first half of 2017 was $0.84 per share, an increase of $0.06, or 8 percent, from the diluted earnings per share of $0.78 for the same period in the prior year.

On June 6, 2017, the Company announced the signing of a definitive agreement to acquire Columbine Capital Corp., the holding company for Collegiate Peaks Bank, a community bank in Buena Vista, Colorado (collectively, “Collegiate”). As of June 30, 2017, Collegiate had total assets of $466 million, gross loans of $337 million and total deposits of $399 million. The acquisition marks the Company’s 19th acquisition since 2000, its eighth transaction in the past five years, and its fourth transaction in the state of Colorado. The acquisition is subject to required regulatory approvals and other customary conditions of closing and is expected to completed during the first quarter of 2018.

On April 30, 2017, the Company completed the acquisition of TFB Bancorp, Inc., the holding company for The Foothills Bank, a community bank based in Yuma, Arizona (collectively, “Foothills”). The Company’s results of operations and financial condition include the acquisition of Foothills from the acquisition date and the following table provides information on the fair value of selected classifications of assets and liabilities acquired:

(Dollars in thousands)	April 30, 2017
Total assets	$385,839
Investment securities	25,420
Loans receivable	292,529
Non-interest bearing deposits	97,527
Interest bearing deposits	199,233
Federal Home Loan Bank advances	22,800

Asset Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016
Cash and cash equivalents	$237,590	234,004	152,541	160,333	3,586	85,049	77,257
Investment securities, available-for-sale	2,142,472	2,314,521	2,425,477	2,487,955	(172,049)	(283,005)	(345,483)
Investment securities, held-to-maturity	659,347	667,388	675,674	680,574	(8,041)	(16,327)	(21,227)
Total investment securities	2,801,819	2,981,909	3,101,151	3,168,529	(180,090)	(299,332)	(366,710)
Loans receivable
Residential real estate	712,726	685,458	674,347	672,895	27,268	38,379	39,831
Commercial real estate	3,393,753	3,056,372	2,990,141	2,773,298	337,381	403,612	620,455
Other commercial	1,549,067	1,462,110	1,342,250	1,258,227	86,957	206,817	290,840
Home equity	445,245	433,554	434,774	431,659	11,691	10,471	13,586
Other consumer	244,971	239,480	242,951	242,538	5,491	2,020	2,433
Loans receivable	6,345,762	5,876,974	5,684,463	5,378,617	468,788	661,299	967,145
Allowance for loan and lease losses	(129,877)	(129,226)	(129,572)	(132,386)	(651)	(305)	2,509
Loans receivable, net	6,215,885	5,747,748	5,554,891	5,246,231	468,137	660,994	969,654
Other assets	644,200	590,247	642,017	624,349	53,953	2,183	19,851
Total assets	$9,899,494	9,553,908	9,450,600	9,199,442	345,586	448,894	700,052

Total investment securities of $2.802 billion at June 30, 2017 decreased $180 million, or 6 percent, during the current quarter and decreased $367 million, or 12 percent, from the prior year second quarter. The decrease in the investment portfolio resulted from the Company continuing to redeploy the investment securities portfolio cash flow into the Company’s higher yielding loan portfolio. Investment securities represented 28 percent of total assets at June 30, 2017 compared to 33 percent of total assets at December 31, 2016 and 34 percent of total assets at June 30, 2016.

Excluding the Foothills acquisition, the Company experienced another strong quarter for loan growth with an increase of $176 million, or 12 percent annualized, during the current quarter. The loan category with the largest dollar increase was commercial real estate loans which increased $107 million, or 4 percent. Excluding the Foothills acquisition and the acquisition of Treasure State Bank (“TSB”) in August of 2016, the loan portfolio increased

$623 million, or 12 percent, since June 30, 2016 with the primary increases coming from growth in commercial real estate and other commercial loans of $365 million and $255 million, respectively. “We are very comfortable with our solid growth for the quarter and first half of the year. Our unique business model continues to generate good quality loans with good margins across all of our divisions,” Chesler said.

Credit Quality Summary

	At or for the Six Months ended	At or for the Three Months ended	At or for the Year ended	At or for the Six Months ended
(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016
Allowance for loan and lease losses
Balance at beginning of period	$129,572	129,572	129,697	129,697
Provision for loan losses	4,611	1,598	2,333	568
Charge-offs	(8,818)	(4,229)	(11,496)	(2,532)
Recoveries	4,512	2,285	9,038	4,653
Balance at end of period	$129,877	129,226	129,572	132,386
Other real estate owned	$18,500	17,771	20,954	24,370
Accruing loans 90 days or more past due	3,198	3,028	1,099	6,194
Non-accrual loans	47,183	50,674	49,332	45,017
Total non-performing assets	$68,881	71,473	71,385	75,581
Non-performing assets as a percentage of subsidiary assets	0.70%	0.75%	0.76%	0.82%
Allowance for loan and lease losses as a percentage of non-performing loans	258%	241%	257%	259%
Allowance for loan and lease losses as a percentage of total loans	2.05%	2.20%	2.28%	2.46%
Net charge-offs as a percentage of total loans	0.07%	0.03%	0.04%	(0.04)%
Accruing loans 30-89 days past due	$31,124	39,160	25,617	23,479
Accruing troubled debt restructurings	$31,742	38,955	52,077	50,054
Non-accrual troubled debt restructurings	$25,418	19,479	21,693	23,822
U.S. government guarantees included in non-performing assets	$1,158	1,690	1,746	2,281

Non-performing assets at June 30, 2017 were $68.9 million, a decrease of $2.6 million, or 4 percent, from the prior quarter and a decrease of $6.7 million, or 9 percent, from a year ago. Non-performing assets as a percentage of subsidiary assets at June 30, 2017 was 0.70 percent which was a decrease of 12 basis points from the prior year second quarter of 0.82 percent. Early stage delinquencies (accruing loans 30-89 days past due) of $31.1 million at June 30, 2017 decreased $8.0 million from the prior quarter and increased $7.6 million from the prior year second quarter. The allowance for loan and lease losses (“allowance”) as a percent of total loans outstanding at June 30, 2017 was 2.05 percent, a decrease of 23 basis points from 2.28 percent at December 31, 2016 which was driven by loan growth, stabilizing credit quality, and no allowance carried over from the Foothills acquisition as a result of the acquired loans recorded at fair value.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs (Recoveries)	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Second quarter 2017	$3,013	$2,362	2.05%	0.49%	0.70%
First quarter 2017	1,598	1,944	2.20%	0.67%	0.75%
Fourth quarter 2016	1,139	4,101	2.28%	0.45%	0.76%
Third quarter 2016	626	478	2.37%	0.49%	0.84%
Second quarter 2016	—	(2,315)	2.46%	0.44%	0.82%
First quarter 2016	568	194	2.50%	0.46%	0.88%
Fourth quarter 2015	411	1,482	2.55%	0.38%	0.88%
Third quarter 2015	826	577	2.68%	0.37%	0.97%

Net charge-offs for the current quarter were $2.4 million compared to $1.9 million for the prior quarter and net recoveries of $2.3 million from the same quarter last year. There was $3.0 million of current quarter provision for loan losses, compared to $1.6 million in the prior quarter and no provision in the prior year second quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016
Deposits
Non-interest bearing deposits	$2,234,058	2,049,476	2,041,852	1,907,026	184,582	192,206	327,032
NOW and DDA accounts	1,717,351	1,596,353	1,588,550	1,495,952	120,998	128,801	221,399
Savings accounts	1,059,717	1,035,023	996,061	926,865	24,694	63,656	132,852
Money market deposit accounts	1,608,994	1,516,731	1,464,415	1,403,028	92,263	144,579	205,966
Certificate accounts	886,504	941,628	948,714	1,017,681	(55,124)	(62,210)	(131,177)
Core deposits, total	7,506,624	7,139,211	7,039,592	6,750,552	367,413	467,032	756,072
Wholesale deposits	291,339	340,946	332,687	338,264	(49,607)	(41,348)	(46,925)
Deposits, total	7,797,963	7,480,157	7,372,279	7,088,816	317,806	425,684	709,147
Repurchase agreements	451,050	497,187	473,650	414,327	(46,137)	(22,600)	36,723
Federal Home Loan Bank advances	211,505	211,627	251,749	328,832	(122)	(40,244)	(117,327)
Other borrowed funds	5,817	8,894	4,440	4,926	(3,077)	1,377	891
Subordinated debentures	126,063	126,027	125,991	125,920	36	72	143
Other liabilities	97,139	94,776	105,622	111,962	2,363	(8,483)	(14,823)
Total liabilities	$8,689,537	8,418,668	8,333,731	8,074,783	270,869	355,806	614,754

Excluding the Foothills acquisition, core deposits increased $70.7 million, or 1 percent, from the prior quarter with an increase of $87 million, or 4 percent, in non-interest bearing deposits. Excluding the Foothills and TSB acquisitions, core deposits increased $401 million, or 6 percent, from June 30, 2016 with the primary increase in non-interest bearing deposits which grew $217 million.

Securities sold under agreements to repurchase (“repurchase agreements”) of $451 million at June 30, 2017 decreased $46.1 million, or 9 percent, from the prior quarter and increased $36.7 million, or 9 percent, from the prior year second quarter. Federal Home Loan Bank (“FHLB”) advances of $212 million at June 30, 2017 was stable compared to the prior quarter and decreased $117 million, or 36 percent, from the prior year second quarter due to the increase in deposits.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016
Common equity	$1,204,258	1,139,652	1,124,251	1,104,246	64,606	80,007	100,012
Accumulated other comprehensive income (loss)	5,699	(4,412)	(7,382)	20,413	10,111	13,081	(14,714)
Total stockholders’ equity	1,209,957	1,135,240	1,116,869	1,124,659	74,717	93,088	85,298
Goodwill and core deposit intangible, net	(193,249)	(158,799)	(159,400)	(153,608)	(34,450)	(33,849)	(39,641)
Tangible stockholders’ equity	$1,016,708	976,441	957,469	971,051	40,267	59,239	45,657

Stockholders’ equity to total assets	12.22%	11.88%	11.82%	12.23%
Tangible stockholders’ equity to total tangible assets	10.47%	10.39%	10.31%	10.73%
Book value per common share	$15.51	14.82	14.59	14.76	0.69	0.92	0.75
Tangible book value per common share	$13.03	12.74	12.51	12.75	0.29	0.52	0.28

Tangible stockholders’ equity of $1.017 billion at June 30, 2017 increased $40.3 million, or 4 percent, from the prior quarter primarily as a result of earnings retention, $46.7 million of Company stock issued in connection with the Foothills acquisition and an increase in accumulated other comprehensive income. Tangible stockholders’ equity increased $45.7 million, or 5 percent, from a year ago, the result of earnings retention and $57.1 million of Company stock issued in connection with the Foothills and TSB acquisitions; such increases more than offset the increase in goodwill and core deposit intangibles and the decrease in accumulated other comprehensive income. Tangible book value per common share at quarter end increased $0.29 per share from the prior quarter and increased $0.28 per share from a year ago.

Cash Dividend
On June 28, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share, an increase of $0.01 per share, or 5 percent, over the prior year second quarter. The dividend is payable July 21, 2017 to shareholders of record on July 12, 2017. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended June 30, 2017
Compared to March 31, 2017 and June 30, 2016

Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Mar 31, 2017	Jun 30, 2016
Net interest income
Interest income	$94,032	87,628	86,069	6,404	7,963
Interest expense	7,774	7,366	7,424	408	350
Total net interest income	86,258	80,262	78,645	5,996	7,613
Non-interest income
Service charges and other fees	17,495	15,633	15,772	1,862	1,723
Miscellaneous loan fees and charges	1,092	980	1,163	112	(71)
Gain on sale of loans	7,532	6,358	8,257	1,174	(725)
Loss on sale of investments	(522)	(100)	(220)	(422)	(302)
Other income	2,059	2,818	1,787	(759)	272
Total non-interest income	27,656	25,689	26,759	1,967	897
	$113,914	105,951	105,404	7,963	8,510
Net interest margin (tax-equivalent)	4.12%	4.03%	4.06%

Net Interest Income
In the current quarter, interest income of $94.0 million increased $6.4 million, or 7 percent, from the prior quarter with the primary increase from commercial loans which increased $6.2 million, or 12 percent. Current quarter interest income increased $8.0 million, or 9 percent, over the prior year second quarter. Current quarter interest income on commercial loans increased $9.2 million, or 20 percent, from the prior year second quarter which more than offset the $1.7 million decrease in investment interest income.

The current quarter interest expense of $7.8 million increased $408 thousand, or 6 percent, from the prior quarter and increased $350 thousand, or 5 percent, from the prior year second quarter. The total cost of funding (including non-interest bearing deposits) for the current quarter was 37 basis points compared to 37 basis points for the prior quarter and 38 basis points for the prior year second quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.12 percent compared to 4.03 percent in the prior quarter. The 9 basis points increase in the net interest margin included a 5 basis point increase from discount accretion on acquired loans. The increase in margin was also attributable to an increase in loan yields and the continuing shift of lower yielding investments to higher yielding loans. The current quarter net interest margin increased 6 basis points over the prior year second quarter net interest margin of 4.06 percent, due to a decrease in cost of funds and the remix of earning assets to higher yielding loans. “The bank divisions have done well in pricing their interest bearing funding balances while growing their non-interest bearing deposit base as well,” said Ron Copher, Chief Financial Officer.  “The increase in the non-interest bearing accounts and deposits will help offset higher interest rate environments.”

Non-interest Income
Non-interest income for the current quarter totaled $27.7 million, an increase of $2.0 million, or 8 percent, from the prior quarter and an increase of $897 thousand, or 3 percent, over the same quarter last year. Service charges and other fees of $17.5 million, increased by $1.9 million, or 12 percent, from the prior quarter primarily from seasonal activity and increased $1.7 million, or 11 percent, from the prior year second quarterly from the increased number of accounts. Gain on sale of loans for the current quarter increased $1.2 million, or 18 percent, from the prior quarter as a result of seasonal activity. Gain on sale of loans for the current quarter decreased $725 thousand, or 9 percent, from the prior year second quarter primarily due to less mortgage refinance activity. Other income of $2.1 million, decreased $759 thousand, or 27 percent, over the prior quarter principally due to the prior quarter gain on sale of other real estate owned.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Mar 31, 2017	Jun 30, 2016
Compensation and employee benefits	$39,498	39,246	37,560	252	1,938
Occupancy and equipment	6,560	6,646	6,443	(86)	117
Advertising and promotions	2,169	1,973	2,085	196	84
Data processing	3,411	3,124	3,938	287	(527)
Other real estate owned	442	273	214	169	228
Regulatory assessments and insurance	1,087	1,061	1,066	26	21
Core deposit intangibles amortization	639	601	788	38	(149)
Other expenses	11,503	10,420	12,367	1,083	(864)
Total non-interest expense	$65,309	63,344	64,461	1,965	848

During 2016, the Company consolidated its Bank divisions’ individual core database systems into a single core database and re-issued debit cards with chip technology (the Core Consolidation Project or “CCP”). Expenses related to CCP were $1.3 million during the second quarter of 2016. Excluding CCP expenses, non-interest expense for the current quarter increased $2.2 million, or 3 percent, over the prior year second quarter.

Compensation and employee benefits for the current quarter increased by $1.9 million, or 5 percent, from the prior year second quarter due to salary increases and the increased number of employees from acquisitions. Outsourced data processing expense increased $287 thousand, or 9 percent, from the prior quarter due to Foothills which will not be converted to the Company’s core system until fourth quarter of 2017. Outsourced data processing expense decreased $527, or 13 percent, from the prior year second quarter as a result of decreased costs associated with CCP. The current quarter other expenses increased $1.1 million over the prior quarter primarily from expenses connected with equity investments in New Markets Tax Credit projects. Current quarter other expenses decreased $864 thousand, or 7 percent, from the prior year second quarter which was due to decreased costs from CCP.

Efficiency Ratio
The current quarter efficiency ratio was 52.89 percent, a 268 basis points decrease from the prior quarter efficiency ratio of 55.57 percent and a decrease of 321 basis points from the prior year second quarter ratio of 56.10 percent. The decrease in the efficiency ratio compared to the prior quarter and the prior year was primarily attributable to the increase in net interest income primarily due to higher commercial interest income.

Operating Results for Six Months ended June 30, 2017
Compared to June 30, 2016

Income Summary

	Six Months ended
(Dollars in thousands)	Jun 30, 2017	Jun 30, 2016	$ Change	% Change
Net interest income
Interest income	$181,660	$170,450	$11,210	7%
Interest expense	15,140	15,099	41	—%
Total net interest income	166,520	155,351	11,169	7%
Non-interest income
Service charges and other fees	33,128	30,453	2,675	9%
Miscellaneous loan fees and charges	2,072	2,184	(112)	(5)%
Gain on sale of loans	13,890	14,249	(359)	(3)%
Loss on sale of investments	(622)	(112)	(510)	455%
Other income	4,877	4,237	640	15%
Total non-interest income	53,345	51,011	2,334	5%
	$219,865	$206,362	$13,503	7%
Net interest margin (tax-equivalent)	4.08%	4.04%

Net Interest Income
Interest income for the first six months of the current year increased $11.2 million, or 7 percent, from the prior year first six months and was principally due to a $14.6 million increase in income from commercial loans which more than offset the decrease of $3.6 million in interest income on investments.

Interest expense of $15.1 million for the first six months of the current year increased $41 thousand over the the same period in the prior year. The total funding cost (including non-interest bearing deposits) for the first six months of 2017 was 37 basis points compared to 39 basis points for the first six months of 2016.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the first six months of 2017 was 4.08 percent, a 4 basis point increase from the net interest margin of 4.04 percent for the first six months of 2016. The increase in the margin was primarily attributable to a shift in earning assets to higher yielding loans combined with a continued increase in low cost deposits.

Non-interest Income
Non-interest income of $53.3 million for the first six months of 2017 increased $2.3 million, or 5 percent, over the same period last year. Service charges and other fees of $33.1 million for the first six months of 2017 increased $2.7 million, or 9 percent, from the same period last year as a result of an increased number of deposit accounts. The gain on sale of loans of $13.9 million for the first six months of 2017 decreased $359 thousand, or 3 percent, from the same period last year which was due to a lower volume of refinanced mortgages. Other income of $4.9 million for the first half of 2017 increased $640 thousand, or 15 percent, over the same period last year and was primarily the result of gain on sale of other real estate owned.

Non-interest Expense Summary

	Six Months ended
(Dollars in thousands)	Jun 30, 2017	Jun 30, 2016	$ Change	% Change
Compensation and employee benefits	$78,744	$74,501	$4,243	6%
Occupancy and equipment	13,206	13,119	87	1%
Advertising and promotions	4,142	4,210	(68)	(2)%
Data processing	6,535	7,311	(776)	(11)%
Other real estate owned	715	604	111	18%
Regulatory assessments and insurance	2,148	2,574	(426)	(17)%
Core deposit intangibles amortization	1,240	1,585	(345)	(22)%
Other expenses	21,923	22,913	(990)	(4)%
Total non-interest expense	$128,653	$126,817	$1,836	1%

Expenses related to CCP were $2.2 million during the first six months of 2016. Excluding CCP expenses, non-interest expense for the current quarter increased $4.0 million, or 3 percent, over the prior year same period. Compensation and employee benefits for the first six months of 2017 increased $4.2 million, or 6 percent, from the same period last year due to salary increases, vesting of restricted stock awards, and the increased number of employees from the acquired banks. Outsourced data processing expense decreased $776, or 11 percent, from the prior year first six months as a result of decreased costs associated with CCP. Current year other expenses of $21.9 million decreased $990 thousand, or 4 percent, from the prior year and was principally driven by decreased costs associated with CCP.

Provision for Loan Losses
The provision for loan losses was $4.6 million for the first six months of 2017, an increase of $4.0 million from the same period in the prior year. Net charge-offs during the first six months of 2017 were $4.3 million compared to net recoveries of $2.1 million from the first six months of 2016.

Efficiency Ratio
The efficiency ratio of 54.17 percent for the first six months of 2017 decreased 214 basis points from the prior year efficiency ratio of 56.31 percent for the first six months of 2016 which resulted from the increase in net interest income largely due to higher interest income on commercial loans.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•
changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;

•	changes in the cost and scope of insurance from the FDIC and other third parties;

•	legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business;

•	ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain (and maintain) customers;

•	competition among financial institutions in the Company's markets may increase significantly;

•
the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•	the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;

•	material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;

•	natural disasters, including fires, floods, earthquakes, and other unexpected events;

•	the Company’s success in managing risks involved in the foregoing; and

•	the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, July 21, 2017. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-561-2748 and the conference ID is 43848059. To participate on the webcast, log on to: http://edge.media-server.com/m/p/gmpa7phe. If you are unable to participate during the live webcast, the call will be archived on our Web site, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 43848059 by August 4, 2017.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 90 communities in Montana, Idaho, Utah, Washington, Wyoming, Colorado and Arizona.  Glacier Bancorp, Inc. is headquartered in Kalispell, Montana and is the parent company for Glacier Bank, Kalispell and Bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown, all operating in Montana; as well as Mountain West Bank, Coeur d'Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah; First Bank of Wyoming, Powell and First State Bank, Wheatland, each operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; Bank of the San Juans, Durango, operating in Colorado; and The Foothills Bank, Yuma, operating in Arizona.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
Assets
Cash on hand and in banks	$163,913	124,501	135,268	147,748
Federal funds sold	—	190	—	—
Interest bearing cash deposits	73,677	109,313	17,273	12,585
Cash and cash equivalents	237,590	234,004	152,541	160,333
Investment securities, available-for-sale	2,142,472	2,314,521	2,425,477	2,487,955
Investment securities, held-to-maturity	659,347	667,388	675,674	680,574
Total investment securities	2,801,819	2,981,909	3,101,151	3,168,529
Loans held for sale	37,726	25,649	72,927	74,140
Loans receivable	6,345,762	5,876,974	5,684,463	5,378,617
Allowance for loan and lease losses	(129,877)	(129,226)	(129,572)	(132,386)
Loans receivable, net	6,215,885	5,747,748	5,554,891	5,246,231
Premises and equipment, net	179,823	175,283	176,198	177,911
Other real estate owned	18,500	17,771	20,954	24,370
Accrued interest receivable	46,921	48,043	45,832	47,554
Deferred tax asset	59,186	64,575	67,121	46,488
Core deposit intangible, net	15,438	11,746	12,347	12,970
Goodwill	177,811	147,053	147,053	140,638
Non-marketable equity securities	23,995	23,944	25,550	24,791
Other assets	84,800	76,183	74,035	75,487
Total assets	$9,899,494	9,553,908	9,450,600	9,199,442
Liabilities
Non-interest bearing deposits	$2,234,058	2,049,476	2,041,852	1,907,026
Interest bearing deposits	5,563,905	5,430,681	5,330,427	5,181,790
Securities sold under agreements to repurchase	451,050	497,187	473,650	414,327
FHLB advances	211,505	211,627	251,749	328,832
Other borrowed funds	5,817	8,894	4,440	4,926
Subordinated debentures	126,063	126,027	125,991	125,920
Accrued interest payable	3,535	3,467	3,584	3,486
Other liabilities	93,604	91,309	102,038	108,476
Total liabilities	8,689,537	8,418,668	8,333,731	8,074,783
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	780	766	765	762
Paid-in capital	796,707	749,381	749,107	737,379
Retained earnings - substantially restricted	406,771	389,505	374,379	366,105
Accumulated other comprehensive income (loss)	5,699	(4,412)	(7,382)	20,413
Total stockholders’ equity	1,209,957	1,135,240	1,116,869	1,124,659
Total liabilities and stockholders’ equity	$9,899,494	9,553,908	9,450,600	9,199,442

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Six Months ended
(Dollars in thousands, except per share data)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest Income
Investment securities	$21,379	21,939	23,037	43,318	46,920
Residential real estate loans	8,350	7,918	8,124	16,268	16,409
Commercial loans	56,182	49,970	47,002	106,152	91,505
Consumer and other loans	8,121	7,801	7,906	15,922	15,616
Total interest income	94,032	87,628	86,069	181,660	170,450
Interest Expense
Deposits	4,501	4,440	4,560	8,941	9,355
Securities sold under agreements to repurchase	443	382	275	825	593
Federal Home Loan Bank advances	1,734	1,510	1,665	3,244	3,317
Federal funds purchased and other borrowed funds	19	15	14	34	32
Subordinated debentures	1,077	1,019	910	2,096	1,802
Total interest expense	7,774	7,366	7,424	15,140	15,099
Net Interest Income	86,258	80,262	78,645	166,520	155,351
Provision for loan losses	3,013	1,598	—	4,611	568
Net interest income after provision for loan losses	83,245	78,664	78,645	161,909	154,783
Non-Interest Income
Service charges and other fees	17,495	15,633	15,772	33,128	30,453
Miscellaneous loan fees and charges	1,092	980	1,163	2,072	2,184
Gain on sale of loans	7,532	6,358	8,257	13,890	14,249
Loss on sale of investments	(522)	(100)	(220)	(622)	(112)
Other income	2,059	2,818	1,787	4,877	4,237
Total non-interest income	27,656	25,689	26,759	53,345	51,011
Non-Interest Expense
Compensation and employee benefits	39,498	39,246	37,560	78,744	74,501
Occupancy and equipment	6,560	6,646	6,443	13,206	13,119
Advertising and promotions	2,169	1,973	2,085	4,142	4,210
Data processing	3,411	3,124	3,938	6,535	7,311
Other real estate owned	442	273	214	715	604
Regulatory assessments and insurance	1,087	1,061	1,066	2,148	2,574
Core deposit intangibles amortization	639	601	788	1,240	1,585
Other expenses	11,503	10,420	12,367	21,923	22,913
Total non-interest expense	65,309	63,344	64,461	128,653	126,817
Income Before Income Taxes	45,592	41,009	40,943	86,601	78,977
Federal and state income tax expense	11,905	9,754	10,492	21,659	19,844
Net Income	$33,687	31,255	30,451	64,942	59,133

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	June 30, 2017			June 30, 2016
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$738,309	$8,350	4.52%	$731,432	$8,124	4.44%
Commercial loans [1]	4,729,848	57,709	4.89%	3,902,007	47,956	4.94%
Consumer and other loans	680,158	8,121	4.79%	666,212	7,906	4.77%
Total loans [2]	6,148,315	74,180	4.84%	5,299,651	63,986	4.86%
Tax-exempt investment securities [3]	1,201,746	17,154	5.71%	1,348,520	19,274	5.72%
Taxable investment securities [4]	1,795,189	10,416	2.32%	1,915,740	10,686	2.23%
Total earning assets	9,145,250	101,750	4.46%	8,563,911	93,946	4.41%
Goodwill and intangibles	174,857			153,981
Non-earning assets	393,574			390,457
Total assets	$9,713,681			$9,108,349
Liabilities
Non-interest bearing deposits	$2,118,776	$—	—%	$1,853,649	$—	—%
NOW and DDA accounts	1,624,246	282	0.07%	1,494,950	271	0.07%
Savings accounts	1,047,790	154	0.06%	901,367	108	0.05%
Money market deposit accounts	1,551,009	608	0.16%	1,398,230	540	0.16%
Certificate accounts	906,416	1,303	0.58%	1,033,866	1,558	0.61%
Wholesale deposits [5]	313,511	2,154	2.76%	326,364	2,083	2.57%
FHLB advances	340,259	1,734	2.02%	392,835	1,665	1.68%
Repurchase agreements and other borrowed funds	552,036	1,539	1.12%	498,643	1,199	0.97%
Total funding liabilities	8,454,043	7,774	0.37%	7,899,904	7,424	0.38%
Other liabilities	71,119			94,220
Total liabilities	8,525,162			7,994,124
Stockholders’ Equity
Common stock	775			762
Paid-in capital	780,891			736,876
Retained earnings	405,772			365,385
Accumulated other comprehensive income	1,081			11,202
Total stockholders’ equity	1,188,519			1,114,225
Total liabilities and stockholders’ equity	$9,713,681			$9,108,349
Net interest income (tax-equivalent)		$93,976			$86,522
Net interest spread (tax-equivalent)			4.09%			4.03%
Net interest margin (tax-equivalent)			4.12%			4.06%
__________

[1]	Includes tax effect of $1.5 million and $954 thousand on tax-exempt municipal loan and lease income for the three months ended June 30, 2017 and 2016, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $5.9 million and $6.6 million on tax-exempt investment securities income for the three months ended June 30, 2017 and 2016, respectively.

[4]	Includes tax effect of $339 thousand and $352 thousand on federal income tax credits for the three months ended June 30, 2017 and 2016, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Six Months ended
	June 30, 2017			June 30, 2016
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$723,950	$16,268	4.49%	$728,851	$16,409	4.50%
Commercial loans [1]	4,552,062	109,044	4.83%	3,825,968	93,291	4.90%
Consumer and other loans	676,340	15,922	4.75%	660,025	15,616	4.76%
Total loans [2]	5,952,352	141,234	4.78%	5,214,844	125,316	4.83%
Tax-exempt investment securities [3]	1,223,431	34,915	5.71%	1,350,601	38,656	5.72%
Taxable investment securities [4]	1,826,090	20,991	2.30%	1,957,370	22,148	2.26%
Total earning assets	9,001,873	197,140	4.42%	8,522,815	186,120	4.39%
Goodwill and intangibles	167,017			154,385
Non-earning assets	381,492			390,675
Total assets	$9,550,382			$9,067,875
Liabilities
Non-interest bearing deposits	$2,045,124	$—	—%	$1,858,519	$—	—%
NOW and DDA accounts	1,600,221	529	0.07%	1,480,065	564	0.08%
Savings accounts	1,031,540	300	0.06%	882,565	212	0.05%
Money market deposit accounts	1,520,771	1,173	0.16%	1,402,474	1,092	0.16%
Certificate accounts	929,841	2,636	0.57%	1,052,460	3,123	0.60%
Wholesale deposits [5]	322,831	4,303	2.69%	330,745	4,364	2.65%
FHLB advances	305,933	3,244	2.11%	350,438	3,317	1.87%
Repurchase agreements and other borrowed funds	557,303	2,955	1.07%	510,104	2,427	0.96%
Total funding liabilities	8,313,564	15,140	0.37%	7,867,370	15,099	0.39%
Other liabilities	76,241			95,461
Total liabilities	8,389,805			7,962,831
Stockholders’ Equity
Common stock	771			761
Paid-in capital	764,959			736,637
Retained earnings	397,829			358,461
Accumulated other comprehensive (loss) income	(2,982)			9,185
Total stockholders’ equity	1,160,577			1,105,044
Total liabilities and stockholders’ equity	$9,550,382			$9,067,875
Net interest income (tax-equivalent)		$182,000			$171,021
Net interest spread (tax-equivalent)			4.05%			4.00%
Net interest margin (tax-equivalent)			4.08%			4.04%
__________

[1]	Includes tax effect of $2.9 million and $1.8 million on tax-exempt municipal loan and lease income for the six months ended June 30, 2017 and 2016, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $11.9 million and $13.2 million on tax-exempt investment securities income for the six months ended June 30, 2017 and 2016, respectively.

[4]	Includes tax effect of $677 thousand and $704 thousand on federal income tax credits for the six months ended June 30, 2017 and 2016, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016
Custom and owner occupied construction	$103,816	$92,835	$86,233	$78,525	12%	20%	32%
Pre-sold and spec construction	76,553	68,736	66,184	59,530	11%	16%	29%
Total residential construction	180,369	161,571	152,417	138,055	12%	18%	31%
Land development	80,044	78,042	75,078	61,803	3%	7%	30%
Consumer land or lots	107,124	94,840	97,449	95,247	13%	10%	12%
Unimproved land	67,935	66,857	69,157	70,396	2%	(2)%	(3)%
Developed lots for operative builders	12,337	13,046	13,254	13,845	(5)%	(7)%	(11)%
Commercial lots	25,675	26,639	30,523	26,084	(4)%	(16)%	(2)%
Other construction	307,547	272,184	257,769	206,343	13%	19%	49%
Total land, lot, and other construction	600,662	551,608	543,230	473,718	9%	11%	27%
Owner occupied	1,091,119	988,544	977,932	927,237	10%	12%	18%
Non-owner occupied	1,148,831	964,913	929,729	835,272	19%	24%	38%
Total commercial real estate	2,239,950	1,953,457	1,907,661	1,762,509	15%	17%	27%
Commercial and industrial	769,105	739,475	686,870	705,011	4%	12%	9%
Agriculture	457,286	411,094	407,208	421,097	11%	12%	9%
1st lien	849,601	839,387	877,893	867,918	1%	(3)%	(2)%
Junior lien	53,316	54,801	58,564	64,248	(3)%	(9)%	(17)%
Total 1-4 family	902,917	894,188	936,457	932,166	1%	(4)%	(3)%
Multifamily residential	172,523	162,636	184,068	198,583	6%	(6)%	(13)%
Home equity lines of credit	419,940	405,309	402,614	388,939	4%	4%	8%
Other consumer	155,098	153,159	155,193	156,568	1%	—%	(1)%
Total consumer	575,038	558,468	557,807	545,507	3%	3%	5%
Other	485,638	470,126	381,672	276,111	3%	27%	76%
Total loans receivable, including loans held for sale	6,383,488	5,902,623	5,757,390	5,452,757	8%	11%	17%
Less loans held for sale [1]	(37,726)	(25,649)	(72,927)	(74,140)	47%	(48)%	(49)%
Total loans receivable	$6,345,762	$5,876,974	$5,684,463	$5,378,617	8%	12%	18%

_______
[1] Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2017	Jun 30, 2017
Custom and owner occupied construction	$177	—	—	390	—	177	—
Pre-sold and spec construction	272	227	226	—	272	—	—
Total residential construction	449	227	226	390	272	177	—
Land development	8,428	8,856	9,864	12,830	1,202	—	7,226
Consumer land or lots	1,868	1,728	2,137	1,656	543	324	1,001
Unimproved land	11,933	12,017	11,905	12,147	8,098	52	3,783
Developed lots for operative builders	116	116	175	176	—	—	116
Commercial lots	1,559	1,255	1,466	1,979	115	258	1,186
Other construction	151	—	—	—	—	—	151
Total land, lot and other construction	24,055	23,972	25,547	28,788	9,958	634	13,463
Owner occupied	17,757	17,956	18,749	10,503	16,164	—	1,593
Non-owner occupied	2,791	3,194	3,426	4,055	2,565	—	226
Total commercial real estate	20,548	21,150	22,175	14,558	18,729	—	1,819
Commercial and industrial	4,753	4,466	5,184	7,123	4,214	493	46
Agriculture	2,877	1,878	1,615	3,979	2,877	—	—
1st lien	9,057	10,047	9,186	11,332	7,444	966	647
Junior lien	727	1,335	1,167	1,489	341	80	306
Total 1-4 family	9,784	11,382	10,353	12,821	7,785	1,046	953
Multifamily residential	—	388	400	432	—	—	—
Home equity lines of credit	5,864	6,008	5,494	5,413	3,253	419	2,192
Other consumer	551	202	391	275	95	429	27
Total consumer	6,415	6,210	5,885	5,688	3,348	848	2,219
Other	—	1,800	—	1,802	—	—	—
Total	$68,881	71,473	71,385	75,581	47,183	3,198	18,500

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016
Custom and owner occupied construction	$493	$380	$1,836	$375	30%	(73)%	31%
Pre-sold and spec construction	155	488	—	304	(68)%	n/m	(49)%
Total residential construction	648	868	1,836	679	(25)%	(65)%	(5)%
Land development	—	—	154	37	n/m	(100)%	(100)%
Consumer land or lots	808	432	638	676	87%	27%	20%
Unimproved land	1,115	938	1,442	879	19%	(23)%	27%
Developed lots for operative builders	—	—	—	166	n/m	n/m	(100)%
Commercial lots	—	258	—	—	(100)%	n/m	n/m
Other construction	—	7,125	—	—	(100)%	n/m	n/m
Total land, lot and other construction	1,923	8,753	2,234	1,758	(78)%	(14)%	9%
Owner occupied	5,038	6,686	2,307	2,975	(25)%	118%	69%
Non-owner occupied	6,533	405	1,689	5,364	1,513%	287%	22%
Total commercial real estate	11,571	7,091	3,996	8,339	63%	190%	39%
Commercial and industrial	5,825	6,796	3,032	4,956	(14)%	92%	18%
Agriculture	1,067	3,567	1,133	804	(70)%	(6)%	33%
1st lien	2,859	7,132	7,777	2,667	(60)%	(63)%	7%
Junior lien	815	848	1,016	1,251	(4)%	(20)%	(35)%
Total 1-4 family	3,674	7,980	8,793	3,918	(54)%	(58)%	(6)%
Multifamily Residential	2,011	2,028	10	—	(1)%	20,010%	n/m
Home equity lines of credit	2,819	703	1,537	2,253	301%	83%	25%
Other consumer	1,572	1,317	1,180	736	19%	33%	114%
Total consumer	4,391	2,020	2,717	2,989	117%	62%	47%
Other	14	57	1,866	36	(75)%	(99)%	(61)%
Total	$31,124	$39,160	$25,617	$23,479	(21)%	21%	33%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2017
Custom and owner occupied construction	$—	—	(1)	—	—	—
Pre-sold and spec construction	(15)	(11)	786	(37)	—	15
Total residential construction	(15)	(11)	785	(37)	—	15
Land development	(46)	(33)	(2,661)	(2,342)	—	46
Consumer land or lots	(107)	(57)	(688)	(351)	—	107
Unimproved land	(110)	(96)	(184)	(46)	—	110
Developed lots for operative builders	(10)	(5)	(27)	(54)	—	10
Commercial lots	(3)	(2)	27	21	—	3
Other construction	390	—	—	—	390	—
Total land, lot and other construction	114	(193)	(3,533)	(2,772)	390	276
Owner occupied	853	795	1,196	(51)	988	135
Non-owner occupied	(2)	(1)	44	(3)	—	2
Total commercial real estate	851	794	1,240	(54)	988	137
Commercial and industrial	494	344	(370)	(112)	803	309
Agriculture	14	(3)	50	(1)	17	3
1st lien	(32)	(15)	487	245	44	76
Junior lien	746	(16)	60	(56)	803	57
Total 1-4 family	714	(31)	547	189	847	133
Multifamily residential	(229)	—	229	229	—	229
Home equity lines of credit	271	12	611	(25)	421	150
Other consumer	(8)	(11)	257	149	202	210
Total consumer	263	1	868	124	623	360
Other	2,100	1,043	2,642	313	5,150	3,050
Total	$4,306	1,944	2,458	(2,121)	8,818	4,512

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